                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-34824
                    4 3/4% Convertible Senior Notes due 2007 CUSIP No. 65332VAR4





                           NEXTEL COMMUNICATIONS, INC.


                  PROSPECTUS SUPPLEMENT DATED DECEMBER 22, 2000
                       TO PROSPECTUS DATED APRIL 26, 2000

         The selling stockholders table on pages 19-22 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus and their respective amounts of 4 3/4% convertible senior notes due 2007.

                                             CONVERTIBLE NOTES                         COMMON STOCK
                                             -----------------                         ------------
                                      PRINCIPAL           PRINCIPAL
                                      AMOUNT OF           AMOUNT OF                                NUMBER OF
                                     CONVERTIBLE         CONVERTIBLE           NUMBER OF            SHARES
NAME OF SELLING STOCKHOLDER          NOTES OWNED        NOTES OFFERED        SHARES OWNED           OFFERED
---------------------------          -----------        -------------        ------------           -------
Diversified Arb Fund (1)              $475,000             $475,000               -0-                 -0-
General Motors - LT (1)               $350,000             $350,000               -0-                 -0-
General Motors Arb Fund (1)           $800,000             $800,000               -0-                 -0-
Market Neutral Arb Fund (1)           $875,000             $875,000               -0-                 -0-

(1) Salomon Brothers Asset Management Inc. acts as discretionary investment adviser with respect to the above accounts that hold the notes. Accordingly, Salomon Brothers Asset Management Inc. may be deemed to be the beneficial owner of such notes.